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                                   Exhibit 21
                   Certain Subsidiaries of Markel Corporation

                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation or
Subsidiary                                                  Organization
----------                                                  ---------------
Essex Insurance Company                                     Delaware
Markel Insurance Company                                    Illinois
Markel American Insurance Company                           Virginia
Shand/Evanston Group, Inc.                                  Virginia
   Evanston Insurance Company                               Illinois
Gryphon Holding Inc.                                        Delaware
   Associated International Insurance Company               California

Terra Nova (Bermuda) Holdings Ltd.                          Bermuda
   Markel International Limited                             England
      Terra Nova Insurance Company Limited                  England
      Markel Capital Ltd.                                   England
   Terra Nova (Bermuda) Insurance Company Ltd.              Bermuda